SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2008

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01	Shareholder Approval of Proxy Proposals.

On May 5, 2008, Solar Enertech Corp. (the “Company”) held its annual meeting of stockholders. The Company stockholders of record at the close of business on March 7, 2008 were given due notice, voted and approved the following proposals, each as more fully described in the Company’s proxy statement dated March 31, 2008 as filed with the Securities and Exchange Commission and mailed to such stockholders:

1. Elect five (5) directors to hold office until their respective successors are elected and qualified.

2. Ratify the appointment of Ernst & Young Hua Ming as the Company’s independent auditors for the fiscal year ending September 30, 2008.

3. Amendment and restatement of the Company’s 2007 Equity Incentive Plan.

4. Agreement and Plan of Merger pursuant to which the Company will reincorporate from the State of Nevada to the State of Delaware.

5. Increase in the amount of the Company’s authorized shares of common stock from two hundred million (200,000,000) to four hundred million (400,000,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2008

SOLAR ENERTECH CORP.

By:	/s/ Anthea Chung
Anthea Chung, Chief Financial Officer